UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2021 (July 2, 2021)

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Suite 200

Miami, Florida 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633

Jaws Acquisition Corp.

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Asset Purchase Agreement

On July 2, 2021, Cano Health, Inc. (the “Company”), through its subsidiary, Cano Health, LLC (“Cano Health”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Doctor’s Medical Center, LLC and each of the Owners defined therein (collectively, “DMC”), and Ventura De Paz, in his capacity as Owners’ representative and solely with respect to Section 8.6, to purchase the DMC Business (defined below) (the “Acquisition”). The Acquisition was completed on July 2, 2021 (the “Closing Date”).

DMC is engaged, in a primary care clinic setting, in the performance of professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient managed care and fee-for-service healthcare services across multi-specialties and all other services incidental to the operation of a primary care medical practice (the “DMC Business”). Under the terms of the Purchase Agreement, the Company purchased substantially all of the assets and certain liabilities of the DMC Business at a purchase price of approximately $300,000,000.

The Purchase Agreement contains customary representations, warranties and covenants made by each of Cano Health, the Owners and DMC.

Simultaneously with the execution of the Purchase Agreement, Cano Health entered into employment agreements with certain employees of DMC. In addition, during the five year period immediately following the Closing Date, DMC and Ventura De Paz have agreed, with certain exceptions, not to, directly or indirectly, render services for or invest in any person that is engaged in a competitive business anywhere in Florida, Puerto Rico, San Antonio, Texas and Las Vegas, Nevada.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts about the parties to the Purchase Agreement.

Bridge Loan Agreement

On July 2, 2021, in connection with the Acquisition, the Company, through its subsidiaries, Cano Health and Primary Care (ITC) Intermediate Holdings, LLC (“Holdings”), entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with certain lenders and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”), pursuant to which, subject to the conditions set forth therein, the lenders provided a $250.0 million unsecured bridge term loan for the benefit of certain of the Company’s subsidiaries.

Pursuant to the Bridge Loan Agreement, the bridge term loans will bear interest at a rate equal to either (i) the alternative base rate plus 5.50% per annum or (ii) adjusted LIBOR plus 6.50% per annum, at Cano Health’s election; provided, however, that the margin applicable to the alternative base rate and adjusted LIBOR loans shall increase by 0.25% on the date occurring 90 days after the Closing Date and on each date occurring 90 days thereafter, subject to a total cap. The bridge term loans will mature on the one-year anniversary of the Closing Date (the “Maturity Date”). The Company will use the proceeds from the bridge term loans under the Bridge Loan Agreement to fund the cash consideration of the Acquisition and pay related transaction fees and expenses in connection with the consummation of the foregoing, including the repayment of all outstanding material indebtedness for borrowed money owed by DMC.

The bridge term loans may be repaid from time to time and at any time, in whole or in part, without premium or penalty, subject to customary indemnity for breakage costs related to the prepayment of the bridge term loans other than on the last day of the then-applicable interest period. In addition, the bridge term loans must be repaid with the proceeds of any debt for borrowed money incurred or any proceeds from the issuance of equity interests received by Holdings, Cano Health or their respective subsidiaries, in each case, after the Closing Date. In addition, if the bridge term loans have not been repaid in full by September 20, 2021, the Administrative Agent may issue one or more securities demands to Cano Health.

If the bridge term loans are not repaid on the Maturity Date, all outstanding bridge term loans will be automatically converted into rollover term loans (“Conversion Term Loans”) which mature on the seventh anniversary of the Closing Date. In addition, at the election of the lenders holding the Conversion Term Loans, subject to the terms and conditions set forth in the Bridge Loan Agreement, the Conversion Term Loans may be exchanged for senior unsecured notes of Cano Health (the “Senior Notes”) having an aggregate principal amount equal to the unpaid principal amount of the Conversion Term Loans. The Senior Notes will contain terms, conditions, incurrence-based covenants and events of default customary for high-yield senior notes, as modified to reflect then-prevailing market conditions as reasonably determined by the Administrative Agent and the financial condition and prospects of Holdings and its subsidiaries, and be issued in a Rule 144A offering or pursuant to another private placement exception, in each case, without registration rights. The Senior Notes will not have a financial maintenance covenant.

The Bridge Loan Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Holdings and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Bridge Loan Agreement does not contain a financial maintenance covenant.

The bridge term loans under the Bridge Loan Agreement are and the Conversion Term Loans under the Bridge Loan Agreement will be guaranteed, jointly and severally by certain of Holdings’ current and future direct and indirect domestic subsidiaries, with certain exceptions in accordance with the terms of the Bridge Loan Agreement.

The Company has paid customary fees to the Administrative Agent and the lenders in connection with the Bridge Loan Agreement.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed by the Company with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2021, the Company, through its subsidiary, entered into the Purchase Agreement. The description of the Purchase Agreement set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2021, the Company, through its subsidiaries, entered into the Bridge Loan Agreement. The description of the Bridge Loan Agreement set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release announcing the purchase of the DMC Business and the borrowing of $250.0 million through an unsecured bridge term loan, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, on July 6, 2021, the Company posted an updated investor presentation to its website at investors.canohealth.com. A copy of the investor presentation is being furnished herewith as Exhibit 99.2.

The information contained in this Item 7.01, including Exhibits 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

2.1	Asset Purchase Agreement, dated July 2, 2021, by and among Doctor’s Medical Center, LLC, each Owner named therein, Cano Health, LLC, and Ventura De Paz in his capacity as Owners’ Representative and with respect to Section 8.6.

99.1	Press Release of Cano Health, Inc., dated July 6, 2021.

99.2	Investor Presentation of Cano Health, Inc., dated July 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

By:	/s/ Marlow Hernandez
Name:	Dr. Marlow Hernandez
Title:	Chief Executive Officer and President

Date: July 6, 2021